EXHIBIT 21
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             SUBSIDIARIES OF BANYAN STRATEGIC REALTY TRUST



  Name of Subsidiary                             State of Organization
  ------------------                             ---------------------

  BSRT/STM Business Center Trust                 Massachusetts